EXHIBIT 24.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Form S-8 of our report dated March 24, 2000, with respect to the 1999 and 1998 financial statements of stereoscape.com, inc. and Subsidiary included in Form 10-KSB filed on April 10, 2000.



EHRENKRANTZ STERLING & CO. LLC
Certified Public Accountants
Livingston, New Jersey
June 27, 2000


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